UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2020, Zynga Inc., a Delaware corporation (“Zynga”), completed its previously announced acquisition of all allotted and issued share capital (including all rights to acquire share capital) of Peak Oyun Yazılım ve Pazarlama Anonim Şirketi, a Turkey joint stock company (“Peak”), pursuant to the Share Sale and Purchase Agreement (the “Agreement”) dated May 31, 2020, between the shareholders (collectively, the “Sellers”) of Peak and Zynga.

At closing, including the adjustments and certain transaction expenses as set forth in the Agreement, Zynga paid approximately $922.6 million in cash (the “Closing Cash Consideration”) and issued 116,564,861 shares (the “Zynga Stock Consideration,” and together with the Closing Cash Consideration, the “Total Purchase Consideration”) of Class A common stock of Zynga (the “Zynga Stock”) based on the volume-weighted average closing price of the Zynga Stock during the 30 consecutive trading days immediately preceding the date of the Agreement. The Zynga Stock Consideration will be subject to a 6-month holding period for all Sellers (with 50% of the Zynga Stock Consideration issued to the Management Seller named in the Agreement subject to a 12-month holding period). Pursuant to the Agreement, $120 million of the Closing Cash Consideration was deposited into an escrow fund in cash as security for certain indemnification obligations of the Sellers.

A copy of the Agreement is attached as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed on June 1, 2020. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the consideration delivered to the Sellers at closing consisted of the Zynga Stock Consideration. The Zynga Stock Consideration was issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01. Regulation FD Disclosure.

On July 2, 2020, Zynga issued a press release announcing the completion of the acquisition of Peak. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)

Pro Forma Financial Information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description
2.1+

Share Sale and Purchase Agreement relating to the sale and purchase of the entire issued share capital of Peak Oyun Yazılım ve Pazarlama Anonim Şirketi between those persons listed in Schedule 1 as Sellers and Zynga Inc. as Purchaser (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K (File Number 001-35375) filed on June 1, 2020)

99.1	Press Release, dated July 2, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
+

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: July 2, 2020	By:	/s/ Phuong Y. Phillips
Phuong Y. Phillips
Chief Legal Officer and Secretary